APPLICATION

Freedom Lifetime Income

A

VARIABLE

INCOME

ANNUITY

800.544.2442 FIDELITY.COM OVER 100 INVESTOR CENTERS

Freedom Lifetime Income

Variable Annuity Application

Complete this application and mail to:

Empire Fidelity Investments Life Insurance Company® Annuity Service Center / P.O. Box 770001 / Cincinnati, Ohio 45277-0051.

Application for Freedom Lifetime Income issued and administered by Empire Fidelity Investments Life Insurance Company.

1 OWNER & PRIMARY ANNUITANT

First Name MI Last Name

Male Female Married: Yes No

Social Security Number Date of Birth (MM/DD/YYYY)

Retired: Yes No

If Employed, Occupation

Home Phone Business Phone

Address

City State Zip Code

Note: A copy of each Annuitant's driver's license, a valid passport, or a birth certificate must be submitted. Please provide a copy.

2 JOINT ANNUITANT (if applicable)

First Name MI Last Name

Male Female Married: Yes No

Social Security Number Date of Birth (MM/DD/YYYY)

Relationship to Owner: Spouse Non-spouse

Retired: Yes No

If Employed, Occupation

Address

City State Zip Code

Do you want the Joint Annuitant to also be the Joint Owner (Non-IRAs only): Yes No

Phone

3 INVESTOR PROFILE (if there is a joint owner, then include the combined information for both owners)

Information is collected for the sole purpose of evaluating the suitability of this product for you and is shared only with Empire Fidelity

Investments Life Insurance Company affiliates to fulfill Empire Fidelity Investments Life Insurance Company's regulatory obligations.

1. What is the source of funds for this annuity?1

Exchanging an annuity Sale of stock or mutual fund

Rollover from IRA, 401(k), or other qualified retirement plan

Cash or money market account

Other:____________________________________________

2. What is the total number of the Owner's and Joint Owner's dependents (if any)?

____________________________________________________

1 The sale or liquidation of any stock, bond, IRA, certificate of deposit, mutual fund, annuity, or other asset to fund the purchase of this product may have tax consequences, early withdrawal penalties, or other costs or penalties as a result of the sale or liquidation. You may wish to consult an independent legal or financial advisor before selling or liquidating any assets and prior to the purchase of any life or annuity products being solicited, offered for sale, or sold.

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3. What is your risk tolerance/allocation strategy for this investment?

(Check one of the options listed to the right.) Conservative Balanced Growth Aggressive Growth

4. Why are you purchasing this annuity? Provide current income Estate Planning Other:__________________________________________

5. What is your investment experience? (Please enter the number of years experience you have investing in the following.) __________ Stocks __________ Bonds

__________ Mutual Funds __________ Annuities

6. What is your federal tax bracket? 10% 15% 27% 30% 35%+

7. What is your estimated net worth (including real estate, personal property, as well as bank accounts, brokerage accounts, and

retirement assets, but excluding your primary residence)?

Less than $150,000 $150,000 - $500,000

Greater than $500,000

8. What is your total investment in this annuity and all other annuities that you own? $ , ,

9. What is your estimated liquid net worth (the total net value of your cash, mutual funds, and other liquid securities excluding retirement plan assets or IRAs, unless retired)? $ , ,

10. What is your total investment in annuities as a percentage of your liquid net worth (divide line 8 by line 9)? %

11. What are your estimated monthly nondiscretionary expenses, such as housing, clothing, food, utilities, taxes, and medical expenses? $ , ,

12. Please provide your estimated monthly income from all sources

(including this annuity): $ , ,

13. What are your total nondiscretionary expenses as a percentage of your monthly income (divide line 11 by line 12)? %

REPLACEMENT PURCHASES ONLY

The replacement or exchange of existing policies or annuity contracts should only occur when it is demonstratively in yourbest interest. If this is a replacement purchase, please complete the cost benefit analysis below and provide any other reasons inthe comment section that demonstrate Freedom Lifetime Income is better suited for you than your existing contract.

	Existing Contract	Empire Fidelity Annuity
1. Annual annuity mortality and expense charge	__ __ __%	__________.50%___________
2. Surrender charge payable to replace existing contract $ , .		$_______ Not Applicable______
3. Annual administrative charge	__ __ __%	_________.10%____________

Comments:_____________________________________________________________________________

FIDELITY REPRESENTATIVE COMMENTS

If (1) the customer has checked any of the shaded boxes; (2) the customer's total investment in annuities as a percentage of liquid net worth exceeds 50% (item no. 10); or (3) the customer's expenses exceed 80% of his or her income, then the representative must review those responses with the customer, discuss whether the investment is appropriate, and document below the basis for proceeding with the sale.

Coments:_____________________________________________________________________________

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4 REPLACEMENT

A. Do you have any existing life insurance policies or annuity contracts? Yes No

B. Will this annuity contract replace an existing annuity contract or life insurance policy? Yes No

If you answered yes to either A or B, additional paperwork may be required. Ask your representative for the appropriate forms.

5 BENEFICIARY(IES)

For additional space, attach a separate sheet of paper that is signed by the Owner(s).

Name of Primary Beneficiary(ies)

____________________	________________________	__ __ __%
Social Security Number
____________________	________________________	__ __ __%
Social Security Number
____________________	________________________	__ __ __%
	Social Security Number	100%

Note: The percentage allocated to Contingent Beneficiary(ies) must be in whole numbers and must add up to 100%. If nothing is indicated, the % share will be prorated.

Name of Contingent Beneficiary(ies)

____________________	________________________	__ __ __%
Social Security Number
____________________	________________________	__ __ __%
Social Security Number
____________________	________________________	__ __ __%
	Social Security Number	100%

Note: The percentage allocated to Primary Beneficiary(ies) must be in whole numbers and must add up to 100%. If nothing is indicated, the % share will be prorated.

6 INVESTMENT ALLOCATION

Important Note: Your net purchase payment will be invested solely in the Money Market Investment Option for a short period of time after the Contract is issued.

Please choose one of the following:

Fidelity VIP Freedom Lifetime IncomeSM I Fidelity VIP Freedom Lifetime IncomeSM III

Fidelity VIP Freedom Lifetime IncomeSM II Fidelity VIP Money Market Portfolio

7 SOURCE OF FUNDS (check only one)

IRA or Other Qualified Pretax Funds (For qualified transfers, you must complete the Qualified Trustee-to-Trustee/Direct Rollover Form.)

Nonqualified After-Tax Funds (including 1035 Exchanges)

Indicate Your Payment Method (for the above)

A. Check for $ , , . is enclosed and made payable to Empire Fidelity Investments Life Insurance Company.

Money orders, cashier's checks, bank drafts, postal money orders, Traveler's Express international money orders or similar cash-like instruments will not be accepted.

B. From a Fidelity Account®

___________________________ $ , , . amount from the core money market account.

Account #

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C. Sale of a Fidelity Mutual Fund Account

________________________________________ All shares OR $__ , __ __ __ , __ __ __ . __ __

Name of Fund Account #

________________________________________ All shares OR $__ , __ __ __ , __ __ __ . __ __

Name of Fund Account #

Total Requested Amount$ , , .

D. Exchange from an existing life insurance policy or annuity contract (1035 Exchange) Please provide the information below. This payment method requires additional paperwork. Ask your representative for the appropriate forms.

______________________________________ $ , , . ______________________________________

Name of Company Cash Value/Face Amount Policy #

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8 ANNUITY INCOME OPTION

A. Single Life Annuity

B. Joint and Survivor Annuity with the following benefit to the survivor:

100% benefit

__ __ __% at the death of either Annuitant (choose either 662/3% or 50%)*

__ __ __% at the death of the Primary Annuitant (choose either 662/3% or 50%)*

* Note: Joint and Survivor options with reduced benefits do not allow the Withdrawal Option.

9 WITHDRAWAL OPTION OR GUARANTEE PERIOD

Please choose one option - A or B (not both).

A. Withdrawal Option: I want the ability to make withdrawals.

Note: Withdrawal option is not available for: Non-IRAs, Joint and Survivor options with reduced benefits or owners who are older than age 72 at time of purchase.

(May not be available in all states.)

B. Guarantee Period (cannot be chosen with the Withdrawal Option):

0 years-I do not want a guarantee period.

I want a guarantee period of __ __ years. (Choose between 5 and 45.)

10 ANNUITY INCOME CALCULATION DATE

A. Date of income payment calculations: 1st of the month 15th of the month

Note: Payment is calculated on this date. This is not the date you receive your income payment. Please allow up to 3-5 days thereafter for a bank direct deposit, and 5-10 days thereafter for mailed checks.

B. Date of first income payment:

Date (MM/YYYY)

Note: If the month selected is not available or no selection has been made, then the next available month will be used. However, your date of income payment calculation selected in 10A will remain the same. The date selected for the first income payment cannot be later than one year from the initial purchase date.

C. Frequency of income payments: Monthly Quarterly Semiannually Annually

Note: Please complete the Automatic Deposit of Annuity Payments section. If you do not complete this section, we will mail a check to you.

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11 AUTOMATIC DEPOSIT OF ANNUITY PAYMENTS (optional, choose A or B)

Please complete this section to transfer your income payments from your Fidelity Annuity to your bank account, Fidelity Account,® Fidelity Mutual Fund Account, or Fidelity Tax-Deferred Annuity. Be sure to complete all sections and read carefully before signing.

A. Send the proceeds directly to my (our) bank account.

_____________________________________

Bank Name

_____________________________________

Bank Phone

_____________________________________

Account Number

_____________________________________

Bank Routing Number

Checking (attach a voided check) Savings (attach a bank statement)

Staple voided check here.

VOID

Bank

Routing

Number

B. Transfer the proceeds to my Fidelity Account®, Fidelity Mutual Fund Account, or Fidelity Tax-Deferred Annuity.

Your income payments will be deposited to your Fidelity Account, Fidelity Mutual Fund Account, or Fidelity Tax-Deferred Annuity 2-3 business days after the calculation date.

Fidelity Account Account #

Name of Fidelity Mutual Fund

_____________________________________________________________________________

Fund # Fund Account #

Fidelity Tax-Deferred Annuity

_____________________________________________________________________________

Contract #

12 AGREEMENT

Income Tax Withholding Information (all applicants, please complete)

Empire Fidelity Investments Life Insurance Company is required by law to withhold federal income tax on the taxable portion of your income payments unless you instruct us otherwise. You may refer to the worksheet in IRS Form W-4P to estimate your withholding allowances. If you live in a state that has an income tax, we may be required to withhold state income taxes-regardless of whether or not federal taxes are withheld.

A. No. I do not want any tax withheld.

B. Yes. I do want tax withheld.

Please indicate your marital status and the number of withholding exemptions you want below:

Marital Status: Single Married Married, but withhold at higher Single rate

Number of withholding exemptions: __________

I want the following additional amount withheld from each income payment: $__ __ __ , __ __ __ . __ __ or __ __ __%

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The tax withholding amount will only apply to Freedom Lifetime Income income payments. If you receive additional income from other sources, you may want to withhold additional amounts.

I certify under penalties of perjury that:

(1) The number shown on my application is my correct taxpayer identification number (or I am waiting for a number to be issuedto me);

(2) I am not subject to backup withholding either because: (a) I am exempt from backup withholding, (b) I have not been notified by the IRS that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and

(3) I am a U.S. citizen (including a U.S. resident alien).

Certification instructions: You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. For real estate contributions, item 2 does not apply. For mortgage interest paid, acquisition or abandonment of secured property, cancellation of debt, contributions to an individual retirement arrangement (IRA), and generally, payments other than interest and dividends, you are not required to sign the Certification, but you must provide your correct Taxpayer Identification Number (TIN).

Required Distribution

If you will receive your first Freedom Lifetime Income payment later than April 1st of the year following the year in which you reach the age of 701/2, you may purchase Freedom Lifetime Income only if you have been satisfying your Minimum Required Distribution (MRD).

To the extent the source of funds used to purchase this contract is subject to the Minimum Required Distribution Rules, I hereby certify that I have withdrawn all required distributions. I release Empire Fidelity Investments Life Insurance Company from responsibility for my compliance with the Minimum Required Distribution provisions of the Internal Revenue Code.

I have read, understand, agree, and certify to the accuracy of the terms of the preceding information:

Income Tax Withholding Information, and, if applicable, the Minimum Required Distribution.

The IRS does not require your consent to any provision other than the certifications required to avoid backup withholding.

Automatic Deposit

If applicable, I authorize Empire Fidelity Investments Life Insurance Company to deposit annuity income directly to my bank account, Fidelity Account, Fidelity Mutual Fund Account, or Fidelity Tax-Deferred Annuity. I agree to direct my executors, administrators, or assignees to refund to Empire Fidelity Investments Life Insurance Company any payments that are made following my death so they may be redistributed to my beneficiary(ies) if applicable. I also agree to any necessary adjustments for deposits made in error. I understand that this authorization may be terminated by me at any time by written notification to Empire Fidelity Investments Life Insurance Company.

No registered representative has the authority to modify this agreement or waive any of the Company's rights or requirements. Any change in plan, benefits applied for, amount of annuity, age at issue, or underwriting class must be agreed to in writing. The company will furnish any information that may be currently required by the insurance supervisory official of the jurisdiction in which this contract is delivered. I recognize that neither Empire Fidelity Investments Life Insurance Company nor Fidelity Brokerage Services LLC is a bank, and units of the subaccounts are not backed or guaranteed by any bank or insured by the FDIC.

Freedom Lifetime Income is issued by Empire Fidelity Investments Life Insurance Company. Fidelity Brokerage Services LLC, Member NYSE, SIPC and Fidelity Insurance Agency, Inc. are the distributors.

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IMPORTANT OWNER DISCLOSURE BELOW. PLEASE READ AND VERIFY.

1. I/we have sufficient liquid funds to satisfy any emergencies and major expenses (medical expenses and home improvement) without needing the funds invested in this annuity.

2. I/we am unaware of any condition that might shorten my/our life expectancy.

3. I/we understand that this annuity is an investment for life.

4. I/we have reviewed the costs and fees associated with the product including administrative charges, mortality and expense charges and premium taxes.

5. I/we have received a current prospectus for this annuity.

6. I understand that if I select the withdrawal option and take one, it will be reported as a taxable distribution and a 10% penalty will apply if I am younger than 591/2.

7. I/we understand that if I choose not to select the withdrawal option, I cannot liquidate or surrender the contract or any portion of it after the expiration of the free look period.

8. I/we understand that my income payments will decrease unless my net rate of return is at least equal to the benchmark rate.

9. I/we understand that if I do not choose a guarantee period or withdrawal option, my/our heir(s) will receive nothing after my/our death.

10. I/we understand that I can choose either a guarantee period or withdrawal option, and my/our choice cannot be changed.

11. I/we understand that if I choose a guarantee period or withdrawal option, any lump sum to my/our heir(s) for the remaining guaranteed payments will be discounted to the present value of the guaranteed income.

By signing below, you acknowledge receipt of the prospectus. THE ANNUITY INCOME, WHEN BASED ON THE INVESTMENT OPTIONS, MAY INCREASE OR DECREASE ON ANY DAY DEPENDING UPON THE INVESTMENT PERFORMANCE AND NO MINIMUM PAYMENT IS GUARANTEED.

ALL PREMIUM CHECKS MUST BE MADE PAYABLE TO EMPIRE FIDELITY INVESTMENTS LIFE INSURANCE COMPANY.

DO NOT MAKE THE CHECK PAYABLE TO ANY AGENT. PLEASE DO NOT LEAVE PAYEE BLANK.

________________________________________	____________	_____ ___________
XSIGNATURE OF PRIMARY OWNER/ANNUITANT	DATE	Signed at: City	State	On (Date)

XSIGNATURE OF JOINT OWNER/ANNUITANT (if applicable) DATE

Signature is required only if the Joint Annuitant is also the Joint

Owner. Only non-qualified contracts can be jointly owned.

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Signature Guarantee Requirement: (may be required if funding from a Fidelity account)

If you are funding this contract with proceeds from a Fidelity Account® or the sale of a Fidelity Mutual Fund Account and the ownership of the account differs from this annuity contract, then the owners of the accounts must sign and have their signature guaranteed. A Signature Guarantee must be by a national bank, state-chartered commercial bank, trust company (except a savings bank), or by a member firm of the New York, American, Boston, Midwest, or Pacific Stock Exchange. A notary public cannot provide a signature guarantee.

X SIGNATURE OF ACCOUNT OWNER DATE X SIGNATURE OF JOINT ACCOUNT OWNER (if applicable) DATE

SIGNATURE GUARANTEE/STAMP AND SIGNATURE SIGNATURE GUARANTEE/STAMP AND SIGNATURE

I certify that to the best of my knowledge and belief, the applicant does OR does not have any existing policies or contracts.To the best of my knowledge and belief, this policy will OR will not replace any other insurance or annuity.

THE FIDELITY REPRESENTATIVE AND THE FIDELITY PRINCIPAL MUST SIGN

X SIGNATURE OF FIDELITY REPRESENTATIVE DATE X SIGNATURE OF FIDELITY PRINCIPAL DATE

REPRESENTATIVE CODE/FL LICENSE ID# (if applicable) BRANCH CODE

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1.824417.100

Fidelity Brokerage Services, LLC, Member NYSE, SIPC

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